Exhibit 10.22

STOCK AND NOTE PURCHASE AGREEMENT

This Stock and Note Purchase Agreement (this “Agreement”) is entered into as of the date set forth on the signature page hereof by and between HemoBioTech, Inc. a Delaware corporation (the “Company”), and the undersigned investor (together with its successors and permitted assigns, the “Investor”).

In consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
TERMS OF THE OFFERING

1.1
The Company is offering to the undersigned Investor, a bridge financing (the “Bridge Offering”) by the Company of an aggregate of $350,000 in 10% Promissory Notes and 1,400,000 shares of HemoBioTech, Inc. Common Stock (the “Bridge Unit”).  Each Bridge Unit consists of  the principal amount of a 10% Promissory Note (“Bridge Note”) set forth on the signature page hereof plus 4 shares of  shares of Common Stock for each $1.00 invested in the Bridge Notes (collectively, the “Securities”), to be offered on a “best efforts”  basis.  The Bridge Offering is being made only to Investors who qualify as “accredited investors” as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The Company also expects to effect a subsequent private placement (the “Private Placement”) to be sold only to “accredited investors.”  The Investors shall be required to convert their Bridge Notes (but not the shares of Common Stock included in the Bridge Units) for the securities offered in the proposed Private Placement unless earlier prepaid by the Company.

1.2	This Bridge Offering shall terminate at 5:00 p.m. Eastern Time on November 12, 2009 (the “Termination Date”), unless extended by the Company at its sole discretion, for up to an additional 30 days.

1.3
Subject to the terms and conditions of this Agreement, the Company desires to issue to the Investor, and the Investor agrees to subscribe to, the number of Bridge Units set forth upon the signature page hereof on the terms and conditions set forth in this Agreement.

1.4
An executed and properly completed copy of this Agreement together with the other documents set forth above under “Subscription Instructions” should be delivered, to Meyers Associates, L.P., 45 Broadway, New York, NY 10006; Attention:  Ms. Eileen Slitkin.

1.5
If this Agreement is accepted by the Company, in whole or in part, and subject to the conditions set forth in Section 2.2 of this Agreement, the Company shall issue the Bridge Units subscribed for hereby, dated the date of closing of the Bridge Offering of such Agreement (the “Closing”) and return to the Investor a fully executed copy of this Agreement.  The Investor hereby authorizes and directs the Company to deliver certificates representing the Bridge Units to be issued to such Investor pursuant to this Agreement.

1.6	The undersigned may not withdraw this subscription or any amount, paid pursuant thereto, except as otherwise provided below.

1.7
If the Investor is not a United States person, such Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Bridge Units or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Bridge Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Bridge Units.  Such Investor’s subscription and payment for, and his or her continued beneficial ownership of the Bridge Units, will not violate any applicable securities or other laws of the Investor’s jurisdiction.

ARTICLE II
PURCHASE OF BRIDGE UNITS

In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties of this Agreement agree as follows:

2.1	Conditions of Bridge Offering. It is understood and agreed that this Agreement is made subject to the following terms and conditions:

(i)
The Company shall have the right to accept or reject this Agreement in whole.  Unless this subscription is accepted in whole by the Company prior to the Termination Date, this Agreement shall be deemed rejected in whole.  Agreements accepted in whole by the Company shall be irrevocable, except as otherwise provided by law.  Agreements need not be accepted in the order received.

(ii)
At the date of the Closing, the Company shall have been furnished with such information, documents, certificates, and opinions as it may reasonably require to evidence the accuracy, completeness, or satisfaction of the representations, warranties, covenants, agreements, and conditions herein contained or as it otherwise may reasonably request.

(iii)
The Investor acknowledges that the Company may, in its sole and absolute discretion, reduce the Investor’s Subscription Offer for Bridge Units to any number of Bridge Units less than the number of Bridge Units set forth on the signature page hereof, or that the Company may reject the Investor’s subscription in its entirety, in each case without prior notice to or consent by the Investor. Upon acceptance of the Investor’s Subscription Offer for Bridge Units, the Company shall issue the Bridge Units to the Investor subject to the terms and conditions of this Agreement. The Closing of the Bridge Offering is set forth in Section 2.2 hereof.  The Company and the Investor shall each bear their own expenses in connection with the Bridge Offering.

(iv)	The Company and the Investors agree that purchases by officers, directors, their affiliates and other insiders may be made in this Bridge Offering.

2.2	Closing; Deliver.

(i)
The “Closing” shall mean such date, after all the conditions precedent in Section 2.2 and Article V are fulfilled or waived in writing, as the case may be, prior to the Termination Date (the “Initial Closing”).  On each Closing, exercise of the Bridge Units shall take place at such time and place as the Company and the Investors mutually agree upon, orally or in writing. The Investors shall not be liable to any party, including, but not limited to, the Company, in the event any Closing does not take place owing to the conditions set out in Section 2.2 and Article V not being fulfilled or waived as the case may be.

(ii)
At each Closing, the Company shall deliver the respective Bridge Units to be purchased by each Investor at the Closing against delivery of counterpart signature pages to this Agreement and the Offering Price.

(iii)
This Agreement shall terminate and be of no further force and effect if the Initial Closing does not occur on or before November 12 , 2009, unless extended by consent of the Company, for up to an additional 30 days.

ARTICLE III
REPRESENTATION AND WARRANTIES OF INVESTORS

Each Investor represents and warrants to the Company that:

3.1
Such Investor has full power and authority to enter into this Agreement.  This Agreement, when executed and delivered by the Investor, will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

3.2
This Agreement is made with the Investor in reliance upon the Investor’s representation to the Company, which by the Investor’s execution of this Agreement, the Investor hereby confirms, that the Bridge Units to be acquired by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof as at the date of this Agreement, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Investor further represents that the Investor does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Bridge Units. The Investor has not been formed for the specific purpose of acquiring any of the Bridge Units.

3.3
The Investor acknowledges receipt and careful review of this Agreement and all exhibits thereto and other documents furnished in connection with this transaction and provided on at www.sec.gov (collectively, the “Bridge Offering Documents”) and hereby represents that he has been furnished by the Company during the course of this transaction with all information regarding the Company which he has requested or desires to know; and that such information and documents have, in his opinion, afforded the Investor with all of the same information that would be provided him in a registration statement filed under the Act; that he has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the Bridge Offering, and any additional information which he had requested.

3.4
The Investor recognizes that the purchase of Bridge Units involves a high degree of risk in that (i) an investment in the Company is highly speculative and only Investors who can afford the loss of their entire investment should consider investing in the Company and the Securities; (ii) he may not be able to liquidate his investment; (iii) transferability of the Bridge Units is extremely limited; and (iv) an Investor could suffer the loss of his entire investment, as well as other risk factors as more fully set forth herein.

3.5
The Investor represents and warrants that he is still an “accredited investor” as such term in defined in Rule 501 of Regulation D promulgated under the Act, as indicated by his prior responses to the Purchaser Questionnaire and Statement (“Purchaser Questionnaire”), and that he is able to bear the economic risk of an investment in the Bridge Units. The Investor further represents and warrants that the information furnished in the Purchaser Questionnaire remains accurate and complete in all material respects.

3.6
The Investor acknowledges that he has prior investment experience, including investment in non-listed and non-registered securities, or he has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company both to him and to all other prospective Investors in the Bridge Units and to evaluate the merits and risks of such an investment on his behalf, and that he recognizes the highly speculative nature of this investment.

3.7
The Investor acknowledges that this Bridge Offering may involve tax consequences and that the contents of the Bridge Offering Documents do not contain tax advice or information. The Investor acknowledges that he must retain his own professional advisors to evaluate the tax and other consequences of an investment in the Bridge Units.  The Investor acknowledges that he has had an opportunity to consult with counsel of his choice and that he must retain his own legal advisor.  The Investor has not relied on the Company, it officers, directors, or professional advisors for advise as to such consequences.

3.8
The Investor acknowledges that this Bridge Offering has not been reviewed by the SEC because of the Company’s representations that this is intended to be a nonpublic offering pursuant to Sections 4(2), 4(6) or 3(b) of the Act and Rule 506 of Regulation D promulgated thereunder. The Investor represents that the Bridge Unit is being purchased for his own account, for investment and not with a view to, or for resale in connection with, their distribution within the meaning of the Act. The Investor agrees that he will not sell or otherwise transfer the Bridge Units unless it is registered under the Act or unless an exemption from such registration is available.

3.9
The Investor understands that, except as set forth in Article VII, the Bridge Units and the Securities have not been, , registered under the Act, by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein.  In this connection, the Investor understands that it is the position of the SEC that the statutory basis for such exemption would not be present if his representation merely meant that his present intention was to hold such securities for a short period, such as the capital gains period of tax statutes, for a deferred sale, for a market rise, assuming that a market develops, or for any other fixed period. The Investor realizes that, in the view of the SEC, a purchase now with an intent to resell would represent a purchase with an intent inconsistent with his representation to the Company, and the SEC might regard such a sale or disposition as a deferred sale to which such exemptions are not available.

3.10	The Investor understands that the Bridge Units, and the Securities issued in respect thereof, may bear one or all of the following legends:

(i) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(ii) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

3.11
The Investor understands that Rule 144 (“Rule 144”) promulgated under the Act requires, among other conditions, a six-month holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Act.  The Investor understands that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or its dissemination to the public of any current financial or other information concerning the Company, as is required by Rule 144 as one of the conditions of its availability.  The Investor consents that the Company may, if it desires, permit the transfer of the Bridge Units out of his name only when his request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Act or any applicable state “blue sky” laws (collectively “Securities Laws”). The Investor agrees to hold the Company and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by him contained herein or in the Purchaser Questionnaire or any sale or distribution by the undersigned Investor in violation of any Securities Laws.

3.12
The Investor understands that the Company will review this Agreement and the Purchaser Questionnaire and otherwise review the financial standing of the Investor, and it is agreed that the Company reserves the unrestricted right to reject or limit any subscription.

3.13
The Investor hereby represents that the address of Investor furnished by him at the end of this Agreement is the undersigned’s principal residence if he is an individual or its principal business address if it is a corporation or other entity.  If a natural person, the Investor is at least 21 years of age and legally competent to execute this Agreement.

3.14
The Investor acknowledges that if he is a Registered Representative of a FINRA member firm, he must give such firm the notice required by FINRA’s Rules of Fair Practice, receipt of which must be acknowledged by such firm on the signature page hereof.

3.15
The Investor acknowledges that at such time, if ever, as the Bridge Units are registered, sales of such securities will be subject to state securities laws, including those of states which may require any securities sold therein to be sold through a registered broker-dealer or in reliance upon an exemption from registration.

3.16
Investor hereby agrees that prior to the Closing Date of this Bridge Offering, he will not sell short any shares of the Company’s Common Stock or otherwise sell any shares of the Company’s Common Stock that Investor does not own, or engage in any sale that is consummated by the delivery of the Company’s shares borrowed by or from the Investor or his affiliates.

3.17
If the undersigned Investor is a partnership, corporation, trust or other entity, such partnership, corporation, trust or other entity further represents and warrants that: (i) it was not formed for the purpose of investing in the Company; (ii) it is authorized and otherwise duly qualified to purchase and hold the Bridge Units; and (iii) that this Agreement has been duly and validly authorized, executed and delivered constitutes the legal, binding and enforceable obligation of the undersigned.

3.18
Each recipient of this Agreement understands that the fact that the Company is undertaking this offering, as well as certain information contained in this Agreement, may be considered to be material, non-public information under Regulation FD (Fair Disclosure) promulgated under the Exchange Act. Each recipient expressly agrees to maintain such information in confidence until such time as public disclosure of same is made.

3.19
-It never has been represented, guaranteed or warranted by any broker, the Company, any of the Company’s officers, directors, stockholders, partners, employees or agents, or any other persons, whether expressly or by implication, that: (i) the Company or the undersigned will realize any given percentage of profits and/or amount or type of consideration, profit or loss as a result of the Company’s activities or the undersigned’s investment in the Company; or (ii) the past performance or experience of the management of the Company, or of any other person, will in any way indicate the predictable results of the ownership of the Securities or of the Company’s activities.

3.20
No oral or written representations have been made other than as stated in this Agreement, and no oral or, written information furnished to the undersigned or the undersigned’s advisor(s) in connection with the Bridge Offering were in any way inconsistent with the information stated in this Agreement.

3.21
The undersigned is not entering into this Agreement as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, posted on the Internet, or presented at any seminar or meeting, or any solicitation of a subscription by a person other than a representative of the Company with which the undersigned had a pre-existing relationship in connection with investments in securities generally.

3.22
The undersigned understands that the net proceeds (see Article VI) from this Bridge Offering (after deduction for expenses of the Bridge Offering, including the fees and expenses payable to a FINRA member firm) will be used in all material respects for the purposes set forth under “Use of Proceeds” in this Agreement.

3.23
The undersigned acknowledges that the representations, warranties and agreements made by the undersigned herein shall survive the execution and delivery of this Agreement and the purchase of the Bridge Units.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

4.1
The Company hereby represents and warrants to each Investor on the date hereof and at the Closing Date.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of  Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

4.2
This Agreement, the Notes and the Bridge Units, have been duly authorized by the Board of Directors of the Company and its shareholders. This Agreement and the Notes shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.3
The execution, delivery and performance of this Agreement by the Company will have been duly approved by the Board of Directors of the Company and all other actions required to authorize and effect the offer and sale of the Bridge Units contained herein will have been duly taken and approved.

4.4
The Bridge Units, Notes and Underlying Common Stock have been duly and validly authorized and when issued and paid for in accordance with the terms hereof, will be duly and validly issued, fully paid and non-assessable and the shares of Underlying Common Stock will not be issued in violation of any preemptive or other rights of stockholders known to the Company.

4.5
The Company has obtained, or is in the process of obtaining, all licenses, permits and other governmental authorizations necessary to the conduct of its business; such licenses, permits and other governmental authorizations obtained are in full force and effect; and the Company is in all material respects complying therewith.

4.6
The Company knows of no pending or threatened legal or governmental proceedings to which the Company is a party, which could materially adversely affect the business, property, financial condition or operations of the Company.

4.7
The Company is not in violation of or has been notified of a default under, nor will the execution and delivery of this Agreement, the issuance of the Bridge Units, and the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein or therein contemplated, result in a violation of, or constitute a default under, the Company’s articles of incorporation or by-laws, any material obligations, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint venture or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or any material order, rule, regulation, writ, injunction, or decree of any government, governmental instrumentality or court, domestic or foreign.

4.8
-We are authorized to issue Fifty Five million (55,000,000) shares of $0.001 par value common stock of which 21,192,600 shares are currently outstanding as of September 30, 2009.  Each outstanding share of Common Stock is duly authorized, validly issued, fully paid and non assessable.  .  The Company does not own or have any contract to acquire, any equity securities or other securities of any person or any, direct or indirect, equity or ownership interest in any other business.

4.9
Except for a Form D filing with the SEC and any required blue sky filings, no consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or any other tribunal is required by the Company for the execution, delivery or performance by the Company of this Agreement or the execution, issuance, sale or delivery of the Bridge Units.

4.10
No consent of any party to any material contract, agreement, instrument, lease, license, arrangement or understanding to which the Company is a party or to which any of its properties or assets are subject is required for the execution, delivery or performance by the Company of this Agreement, or the execution, issuance, sale or delivery of the Securities.

ARTICLE V
CONDITIONS TO CLOSING

5.1	Conditions of the Investors’ Obligations at Closing.

(a)   Conditions of the Investors’ Obligations at Each Closing. The obligations of each Investor to the Company to subscribe to Bridge Units at the Closing in accordance with the provisions of this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(i)    Representations and Warranties.  The representations and warranties of the Company contained in Article IV shall be true on and as of each Closing with the same effect as though such representations and warranties had been made on and as of the date of each Closing.

(ii)   Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Bridge Units pursuant to this Agreement shall be obtained and effective as of the Initial Closing.

(iii) Receipt of Securities.  The Investors shall have received such Bridge Units and the executed Agreement duly executed by the Company and acceptable in all respects to the Investors.

(iv)  Corporate Proceedings; Consents, etc.  All consents and other proceedings to be taken and all waivers and consents to be obtained in connection with the transactions contemplated by the Agreements shall have been taken or obtained.

5.2
Conditions of the Company’s Obligations at Closing.  The obligations of the Company to each Investor under this Agreement are subject to the fulfillment, on or before both the Closing, of each of the following conditions, unless otherwise waived:

(a)  Representations and Warranties.  The representations and warranties of each Investor contained in Article III shall be true on and as of each Closing with the same effect as though such representations and warranties had been made on and as of such Closing.

(b)  Qualifications.  All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of each Closing.

ARTICLE VI
USE OF PROCEEDS

If all of the Bridge Units are sold, the Company will receive gross proceeds of $350,000.  The $304,500 of net proceeds of the Bridge Offering after payment of a 10% sales commission and a 3% non-accountable expense allowance payable to FINRA member firms shall be used for general corporate purposes, including working capital.

ARTICLE VII
REGISTRATION RIGHTS

There are no separate registration rights in this offering.  Investors shall be entitled to the same registration rights as provided for in the proposed Private Placement.  If such private placement does not occur then the Investor will receive the same registration rights they would have received if the private placement had been completed.

ARTICLE VIII
RISK FACTORS

An investment in the securities offered hereby is highly speculative and involves a high degree of risk and should be made only by investors who can afford to lose their entire investment Prospective Investors, prior to making any investment decision should carefully consider along with other matters referred to herein the following risk factors.

RISK FACTORS

Investment in the Bridge Units involves a high degree of risk and should be regarded as speculative.  As a result, the purchase of Bridge Units should be considered only by persons who can afford a loss of their entire investment.  This Agreement contains certain forward-looking statements.  Actual results could differ materially from those projected in the forward-looking statements as a result of certain of the risk factors set forth below and elsewhere in this Agreement.  This Agreement contains forward-looking statements and information that are based on management’s beliefs as well as assumptions made by, and information currently available, to management.  When used in this Agreement (including Exhibits), words such as “anticipate,” “believe,” “estimate,” “except,” and, depending on the context, “will” and similar expressions, are intended to identify forward-looking statements.  Such statements reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including the specific risk factors described above.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected.  The Company does not intend to update these forward-looking statements and information.  In addition to the other information contained in this Agreement, prospective investors should carefully consider the following risk factors before purchasing the Bridge Units offered hereby.

 We have a history of losses and our future profitability is uncertain.

The financial statements have been prepared assuming that the Company will continue as a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred cumulative losses of $16,287,000 from inception through June 30, 2009, and has not generated any revenue, and has been dependent on funding operations through the private sale of convertible debt and equity securities. These conditions indicate that there is substantial doubt that the Company will be able to continue as a going concern. The auditors have issued a “Going Concern” opinion for our 2008 financial statements.

We expect to continue to incur substantial losses and may not generate significant revenue, if any, for the foreseeable future. Our ability to generate revenue is dependent on obtaining additional financing for our planned operations. Our immediate planned operations for the next twelve months include the payment of our general and administrative expenses (including salaries, legal and other professional fees, consulting and advisory fees), the costs associated with making certain upgrades to the HemoTech production facility, to begin the production of HemoTech (our human blood substitute), conduct animal studies, including preparation of our U.S. Investigational New Drug (“IND”) application. At June 30, 2009, the Company had $141,000 in cash and cash equivalents.  We believe that the cash available will not be sufficient to fund our current operations beyond six months. The Company recently significantly reduced its actual and projected expenses and plans to aggressively manage costs which can be reduced at management’s discretion based on the Company’s available cash. The Company is exploring all opportunities to raise additional capital.

We are a development stage company with no revenues or profits.

We are in the development stage and, through June 30, 2009, have generated no sales revenue and have no prospects for revenue in the foreseeable future. We currently have no source of operating revenue and there can be no assurance that we will be able to develop any revenue source or that our operations will become profitable, even if we are able to commercialize any products. Further, as a development stage company, we have a limited relevant operating history on which an evaluation of our prospects can be made. Such prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business in the evolving, heavily regulated biotechnology industry, which is characterized by an increasing number of market entrants, intense competition and a high failure rate. In addition, significant challenges are often encountered by businesses shifting from developmental to commercial activities.

Following completion of our U.S. IND application, the next stage of our planned operations will include submission of our U.S. IND application to the FDA, and upon approval, commencement and completion of our Phase I U.S. clinical trials.  Additional operations will include further research and development of HemoTech and payment of operational and overhead expenses that we will incur during our Phase I U.S. clinical trials as well as preparation for Phase II clinical trials, assuming Phase I clinical trials are successful. In order to complete these additional planned operations, we will need to raise additional capital. If we fail to generate enough cash resources, either from future equity or debt sales, exercise of our remaining warrants or revenue, our ability to implement our business plan and complete these planned operations will be materially affected, and you may lose all or substantially all of your investment.

We are reliant on the success of our two products which are in an early stage of product development and may never be successfully developed or, if successfully developed, may never become viable marketable products.

Our products are on early stage development and if we fail to successfully develop these products, we have no other products on which our business can be developed. There can be no assurance that our research and development activities will result in any commercially viable products. The development of our products will be subject to the risks of failure inherent in the development of products based on innovative technologies and the expense and difficulty of obtaining regulatory approvals. One of our products is a human blood substitute which is currently under development and will require significant additional research and development and pre-clinical testing and clinical testing prior to submission of any regulatory application for commercial use. There can be no assurance that our product development efforts will be successfully completed, that our products currently under development will be successfully transformed into marketable products, that required regulatory approvals can be obtained, that the products can be manufactured at acceptable cost in accordance with regulatory requirements or that any of the approved products can be successfully marketed or achieve customer acceptance.

We depend on key personnel, and the loss of such personnel could significantly impair our ability to further develop HemoTech, implement our business plan or continue operations.

Our success depends on the continued contributions of our executive officers and scientific and technical personnel and consultants. We are particularly dependent on Arthur P. Bollon, Ph.D., our Chairman, President and Chief Executive Officer, Dr. Mario Feola, our Chief Medical Officer, and Dr. Jan Simoni, our Acting Vice President and Principal Investigator or Research and Development and Advisor. Drs. Feola and Simoni are the two principal Texas Tech University Health Services Center (“TTUHSC”) researchers who developed HemoTech. Drs. Feola and Simoni continue to be the two main developers of HemoTech. Dr. Simoni is an employee of TTUHSC and his services are made available to us under our Sponsored Research Agreement with TTUHSC. Dr. Simoni's activities related to research and development, production, regulatory and clinical testing of HemoTech are covered under the Sponsored Research Agreement with TTUHSC, which may be terminated at any time by either party on 90 days' prior written notice.

We currently have four full-time employees including Drs. Bollon and Feola and Mr. Mark Rosenblum, our Chief Financial Officer. We have entered into an employment agreement with Dr. Bollon which expires in October 2010, and we have entered into an employment agreement with Dr. Feola, in which Dr. Feola agreed to serve as our Chief Medical Officer until such time as either party terminates Dr. Feola's employment agreement. We have also entered into an employment agreement with Mr. Rosenblum, which expires in April 2010. We do not maintain "key person" life insurance on the lives of any executive officer and their death or incapacity would have a material adverse effect on us. During our limited operating history, many of our key responsibilities have been assigned to a relatively small number of individuals. The competition for qualified personnel is intense, and the loss of services of certain key personnel could adversely affect our business, although we have not experienced problems attracting or retaining key personnel to date.

If our product offerings are not commercially successful, we will be unable to successfully generate revenue.

We expect significant amount of our revenues to come from the production and distribution of our products. The success of these offerings depends primarily on their acceptance by the public, the medical community, and other third-party consumers and payers, which is difficult to predict. The commercial success of our products depends on the availability of alternative forms of technology and general economic conditions and other tangible and intangible factors, all of which can change quickly. If we fail to produce these products with broad industry appeal, we will be unable to successfully generate revenue.

The market for our products is competitive and we may not be able to compete successfully against competitors that may be having substantially more development, marketing and sales resources than we do.

The market for our products is competitive and there can be no assurance that we will be able to compete successfully in these markets. We cannot be assured that some other competitive technologies have not been, or will not be, developed by either government, academic or private entities. Any competing technologies could make our technologies either obsolete or of lesser value. Many of our competitors have greater financial and other resources than we have, which may limit our ability to compete effectively.

Although the proposed products of our main competitors in the human blood substitute market have been rejected by the FDA, have been abandoned and are not yet ready to submit their applications to the FDA for approval of their products, many of these competitors are continuing to develop and test their respective products. There can be no assurance that one of all these products may be approved by the FDA before our blood substitute product, HemoTech, to the extent HemoTech ever receives FDA approval.

  In addition, our competitors also may generally be able to respond more quickly to new or emerging technologies or changes in the regulatory requirements. These competitors may also:

•	benefit from greater economies of scale;
•	offer more aggressive pricing;
•	devote greater resources to the promotion of their products; and
•	be better positioned to develop future technologies.

We depend on, and will continue to depend on, collaboration with and licenses from third parties, and if we are not able to enter into such collaborations or licenses, or if these collaborations or licenses expire, terminate or fail, we may not be able to further develop our products or implement our business plan without substantial additional expenditures and delays, if at all.

In addition to maintaining our collaborative relationship with TTUHSC, our strategy for the development, clinical testing, manufacturing and commercialization of our proposed products includes entering into various collaborations with  corporate partners, licensors, licensees and other third parties in the future, and is dependent on the subsequent success of these third parties in performing their responsibilities. We intend to seek to enter into additional arrangements with other collaborators, although there can be no assurance that we will be able to enter into such collaborations and licenses, or, to the extent that we do, that such collaborations will be successful. Further, there can be no assurance that any future arrangements we may enter into will lead to the development of our products with commercial potential, that we will be able to obtain proprietary rights or licenses for proprietary rights with respect to any technology developed in connection with these arrangements or that we will be able to insure the confidentiality of any proprietary rights and information developed in such collaborative arrangements or prevent the public disclosure thereof.

In general, collaborative agreements provide that they may be terminated under certain circumstances. There can be no assurance that we will be able to extend any of our product collaborative agreements on their termination or expiration, or that we will be able to enter into new collaborative agreements with existing or new partners in the future. To the extent we choose not to or are unable to establish any additional collaborative arrangements, it would require substantially greater capital to undertake research, development and marketing of our proposed products into certain markets or find that the development, manufacture or sale of our proposed products in such markets is adversely affected by the absence of such collaborative agreements.

The FDA regulatory process is costly, lengthy and requires specific expertise, and even if we invest the time and money and other resources required to advance through the FDA approval process, we may never receive FDA approval for our products.

We will rely initially on consultants with prior experience working with the FDA. We expect to hire experienced employees and consultants to analyze, prepare and present and IND application to the FDA for our blood substitute product. The process of obtaining regulatory approvals can be extremely costly and time consuming and there is no guarantee of success. If we do not receive approval of our IND application, we will not be able to proceed with Phase I U.S. clinical testing. In addition, clinical testing is not  predictable. Even if the FDA approves the IND application, we cannot guarantee that the FDA will approve our Phase I U.S. clinical results. Our failure to obtain required regulatory approvals would have a material adverse effect on our business, financial condition and results of operations and could require us to curtail or cease our operations.

Our newly licensed technology from TTUHSC titled Orthogonal Method for the Removal of Transmissible Spongiform Encephalopathy Agents from Biological Fluids (“ORTH Technology”) helps in the clearance and inactivation of infectious agents such as prions (which can cause Mad Cow Disease) and viruses. Such removal and inactivation is critical in the purification of animal products for human use.  It can be used not only for HemoTech production but also has the potential for generating sublicensing revenue from pharmaceutical, biotechnology and the cosmetic industries. We will rely on internal personnel and external consultants to analyze and present this product for appropriate approval in order to market this product. There can be no assurance that regulatory approval for this product will be obtained on a timely basis. In addition, our competitors also may generally be able to respond more quickly to similar and new or emerging technologies or changes in the regulatory requirements and obtain an approval before us.

The FDA and comparable agencies in foreign countries impose substantial requirements on the introduction of therapeutic and diagnostic pharmaceutical and biological products through lengthy and detailed laboratory and clinical testing procedures, sampling activities and other costly and time-consuming procedures. Satisfaction of these requirements typically takes several years or more and varies substantially based on the type, complexity and novelty of the product. The regulatory review may result in extensive delay in the regulatory approval process. Regulatory requirements ultimately imposed could adversely affect our ability to clinically test, manufacture or market potential products. Government regulation also applies to the manufacture and marketing of pharmaceutical and biological products. The effect of government regulation may be to delay marketing of new products for a considerable period of time, to impose costly procedures on our activities and to furnish a competitive advantage to larger companies that compete with us.

There can be no assurance that FDA or other regulatory approval for any products developed by us will be granted on a timely basis or at all. Any such delay in obtaining, or failure to obtain, such approvals would adversely affect the marketing of any contemplated products and the ability to earn product revenue. Further, regulation of manufacturing facilities by state, local and other authorities is subject to change. Any additional regulation could result in limitations or restrictions on our ability to utilize any of our technologies, thereby adversely affecting our operations.

We need to raise additional capital to continue our business.

We do not have sufficient funds to meet the costs of our immediate planned operations. To meet the costs of the next stage of its planned operations, including the cost of upgrades to the HemoTech production facility and conducting additional research and development, submission of its U.S. IND application, commencing and completing Phase I U.S. clinical trials, conducting additional research and development of HemoTech as Phase I U. S. clinical trials progress, and paying for operational and overhead costs that will be incurred during Phase I U.S. trials, we will need to raise additional capital. It is likely that we will seek to meet these liquidity requirements through public or private equity offerings or debt financings. There can be no assurance that we will be able to secure additional financing or obtain favorable terms for such financing if it is available.  If we are unable to raise additional capital to continue our business we would be required to curtail or cease our operations.

We plan to raise additional funds in the future by issuing additional shares of common stock or securities such as convertible notes, options, warrants or preferred stock that are convertible into common stock. Any such sale of common stock or other securities will lead to further dilution of the equity ownership of existing holders of our common stock.

We have no marketing experience, are dependent on third parties for marketing services, and we may never be able to successfully market HemoTech, even if it receives FDA approval.

We have no marketing and sales personnel and no experience with respect to marketing biochemical or pharmaceutical products. Significant additional expenditures and management resources would be required to develop an internal sales force, and there can be no assurance that such funds would be available. Further, there can be no assurance that, with such a sales force, we would be successful in penetrating the markets for any products developed. We will seek to enter a partnership to develop and market our product. Under certain of these agreements, our marketing partner may have the responsibility for all or a significant portion of the development and regulatory approval. In the event that the marketing and development partner fails to develop a marketable product or fails to market a product successfully, our business may be adversely affected. The sale of certain products outside the United States will also be dependent on the successful completion of arrangements with future partners, licensees or distributors in each territory. There can be no assurance that we will be successful in establishing any additional collaborative arrangements, or that, if established, such future partners will be successful in commercializing products.

We may be sued for product liability in the future, and since we currently maintain no product liability insurance, in the event of a successful suit against us, we may not be able to pay any awarded damages or, if we are able to do so, payment of any such awarded damages could significantly deplete our financial resources.

The use of our proposed HemoTech blood substitute product in clinical trials and the marketing of any product may expose us to product liability claims. We currently have no product liability insurance, but will, however, attempt to obtain such insurance prior to commencement of such trials, if any. We are required by our license agreement with TTUHSC to obtain such insurance. There can be no assurance that we will be able to obtain such insurance or, if obtainable, that such insurance can be acquired at a reasonable cost or will be sufficient to cover all possible liabilities. In the event of a successful suit against us, lack or insufficiency of insurance coverage could have a material adverse effect on us. Furthermore, certain distributors of pharmaceutical and biological products require minimum product liability insurance coverage as a condition precedent to purchasing or accepting products for distribution. Failure to satisfy such insurance requirements could impede our ability to achieve broad distribution of our proposed product, which would have a material adverse effect on our business and financial condition.

We currently use labs, equipment, personnel, research and development facilities and production facilities located at TTUHSC, and if we ever seek to or need to find or build alternate facilities, we may not be able to do so at all or, if we are, it will be costly and may cause significant delays in the development and commercialization of HemoTech, which could materially impair our operations.

We do not currently own, lease or operate any laboratory, research and development or manufacturing facilities. Our current plans include using labs, equipment, personnel and an upgraded blood substitute production facility located at TTUHSC for the production of HemoTech under our Sponsored Research Agreement. After the completion of Phase II U.S. clinical trials for HemoTech, if any, our Sponsored Research Agreement with TTUHSC contemplates that we may establish independent manufacturing facilities either alone or through partnering. Establishing our own facilities would result in significant additional expenses and may result in potential delays in testing and production. Building and operating our own production facilities would require substantial additional funds and other resources of which there can be no assurance that we will be able to secure nor can there be any assurance that we would be able to enter into any arrangement with third parties to manufacture our product, if any, on acceptable terms or at all. Certain products outside the United States will also be dependent on the successful completion of arrangements with future partners, licensees or distributors in each territory. There can be no assurance that we will be successful in establishing any additional collaborative arrangements, or that, if established, such future partners will be successful in commercializing products.

Uncertainty over proposed health care reforms and whether the costs of using our proposed product will be reimbursed to consumer health insurance companies could cause our product to become unmarketable, which would result in our inability to generate revenue.

Our success in generating revenue from sales of our proposed HemoTech blood substitute product may depend, in part, on the extent to which reimbursements for the costs of such a product and related treatments will be available from government health administration authorities, private health insurers and other organizations. Significant uncertainty exists as to the reimbursement status of newly-approved health care products. There can be no assurance that adequate third-party insurance coverage will be available for us to establish and maintain price levels sufficient for realization of an appropriate return on our investment in developing new products. Government and other third-party payors are increasingly attempting to contain health care costs by limiting both coverage and the level of reimbursement of new therapeutic and diagnostic products approved for marketing by the FDA and by refusing, in some cases, to provide any coverage of uses of approved products for disease indications for which the FDA has not granted marketing approval. If adequate coverage and reimbursement levels are not provided by government and third-party payors for uses of our product, then market acceptance of these products would be adversely affected.

Risks Related to Our Intellectual Property

Our success depends on our ability to protect our intellectual property.

We intend to protect our intellectual property through patents and trademarks. The patent positions of biotechnology companies generally are highly uncertain and involve complex legal and factual questions that will determine who has the right to develop a particular product or process. As a result, we cannot predict which of our patent applications will result in the granting of patents or the timing of the granting of the patents. Additionally, many of our competitors have significantly greater capital with which to pursue patent litigation. As of September 30, 2009, we have no pending intellectual property-related litigations, legal actions, investigations, court challenges, negotiations or similar activities. There can be no assurance that we would have the resources to defend our patents in the face of a lawsuit. Further, we rely on trade secrets, know-how and other proprietary information. We seek to protect this information, in part, through the use of confidentiality agreements with employees, consultants, advisors and others. Nonetheless, there can be no assurance that those agreements will provide adequate protection for our trade secrets, know-how or other proprietary information and prevent their unauthorized use or disclosure. There is also the risk that our employees, consultants, advisors or others will not maintain confidentiality of our trade secrets or proprietary information, or that this information may become known in some other way or be independently developed by our competitors. We may also be exposed to future litigation by third parties based on claims that our patents, products or activities infringe on the intellectual property rights of others or that we have misappropriated the trade secrets of others. Any litigation or claims against us, whether or not valid, could result in substantial costs, could place a significant strain on our financial and managerial resources, and could harm our reputation. In addition, intellectual property litigation or claims could force us to do one or more of the following, any of which could have a material adverse effect on us or cause us to curtail or cease our operations:

•	cease testing, developing, using and commercializing HemoTech;

•	obtain a license from the holder of the infringed intellectual property right, which could also be costly or may not be available on reasonable terms; or
•	reformulate HemoTech, which may be impossible or too costly.

The patents underlying our products, may expire prior to our receipt, if ever, of FDA or foreign approval, to the extent such approval is granted at all.

We have obtained from TTUHSC exclusive worldwide rights to HemoTech under a U.S. patent issued in August 1995 as well as various foreign patents. The patent, U.S. Patent No. 5,439,882, entitled "Blood Substitute" and its foregoing counterparts claims various alternative compositions of the novel blood substitute based on hemoglobin of both bovine and human origin as well as methods for its production and use. Protection under the U.S. patent expires on August 8, 2012, which may coincide with or even precede our receipt of FDA approval of HemoTech; to the extent FDA approval is granted at all. The Japanese patent and certain of the European patents may also expire on or after August 8, 2012. If the U.S. patent expires before we are able to commercialize our proposed HemoTech product, then we could utilize new potential patents related to HemoTech, such as the proposed pending erythropoiesis patent, seek commercial exclusivity for a defined time with the FDA and utilize our trade secrets for manufacturing and use of HemoTech. If we are unable to obtain additional patent coverage in advance of the time the existing patent expires or at all, and we fail to receive additional patents, then our competitive position and our ability to successfully commercialize or generate revenues from sales of HemoTech would be materially and adversely affected.

We have filed for a patent for our newly licensed technology from TTUHSC titled Orthogonal Method for the Removal of Transmissible Spongiform Encephalopathy Agents from Biological Fluids (“ORTH Technology”) although there can be no assurance that the patent would be successfully obtained. Our failure to obtain the patent would adversely affect the marketing of any contemplated products and the ability to earn product revenue. In addition, our competitors also may generally be able to get a patent approval before us for comparable technologies.

Risks Related to Our Common Stock

The public market for our common stock is thin and subject to manipulation.

The market price of our common stock, which is traded on the OTC Bulletin Board, may fluctuate significantly in response to the following factors, most of which are beyond our control:

•	variations in our quarterly operating results;
•	changes in securities analysts’ estimates of our financial performance;
•	changes in general economic conditions and in the healthcare industry;
•	changes in market valuations of similar companies;
•	announcements by us or our competitors of significant new contracts with artists, acquisitions, strategic partnerships or joint ventures, or capital commitments;
•	loss of a major customer, partner or joint venture participant; and
•	the addition or loss of key managerial and collaborative personnel.

The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies’ securities and that have often been unrelated to the operating performance of these companies. Any such fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, stockholders may be unable to sell their shares, or may be forced to sell them at a loss.

Obtaining additional capital through the future sale of common stock and derivative securities will result in dilution of stockholder interests.  We do not intend to pay cash dividends to our stockholders, so you will not receive any return on your investment in our company prior to selling your interest in HemoBioTech.

We have never paid any dividends to our stockholders. We currently intend to retain any future earnings for funding growth and, therefore, do not expect to pay any cash dividends in the foreseeable future. If we determine that we will pay cash dividends to the holders of our common stock, we cannot assure that such cash dividends will be paid on a timely basis. As a result, you will not receive any return on your investment prior to selling your shares in our company and, for the other reasons discussed in this “Risk Factors” section, you may not receive any return on your investment even when you sell your shares in our company.

We have agreed to indemnify our officers and directors and, if an indemnification claim is successfully made, we may be forced to use our working capital to pay our indemnification obligations, which could result in our inability to use such working capital for our operations.

Our certificate of incorporation includes certain provisions permitted under Delaware law allowing our officers and directors to be indemnified against certain liabilities. Our certificate of incorporation also limits, to the fullest extent permitted by Delaware law, a director’s liability for monetary damages for breach of fiduciary duty, including gross negligence,  except liability for the following:

•	breach of the director’s duty of loyalty;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;
•	the unlawful payment of a dividend or unlawful stock purchase or redemption; and
•	any transaction from which the director derives an improper personal benefit.

Delaware law does not eliminate a director’s duty of care and this provision has no effect on the availability of equitable remedies such as injunction or rescission based on a director’s breach of the duty of care. In December 2004, we purchased a $5.0 million insurance policy providing coverage for certain liabilities of our officers and directors. In addition, we have entered into separate director and officer indemnification agreements with each of Arthur Bollon, Ghassan Nino, Robert Baron, Bernhard Mittemeyer, Mark Rosenblum and Robert Comer, under which we agreed to indemnify and advance expenses to each of these directors and officers, as the case may be, against any losses arising out of or relating to any actual, alleged or suspected act or failure to act by such person in his capacity as a director, officer, employee or agent of HemoBioTech or any affiliated company, trust, joint venture, corporation, limited liability company or partnership for which such person was acting or had acted as a director, officer, employee or agent at HemoBioTech’s request. Further, in connection with Ghassan Nino’s resignation as an officer of HemoBioTech under an employment separation and release agreement dated as of July 15, 2004, we agreed to indemnify Mr. Nino and his heirs, executors, administrators and assigns, against all losses arising out of any claim made by a third party against Mr. Nino or HemoBioTech as a result of an action taken or not taken by Mr. Nino as an officer of HemoBioTech, so long as such actions or inactions were taken or not taken by Mr. Nino in good faith within the scope of his employment.

Our common stock is considered a “penny stock” and is subject to regulations that limit or restrict the potential market for our stock.

Our common stock is deemed to be “penny stock” (as that term is defined under the Securities Exchange Act of 1934, as amended) resulting in increased risk to our investors and certain requirements being imposed on some brokers who execute transactions in our common stock. In general, a penny stock is an equity security that:

•	is priced under $5.00;
•	is not traded on a national securities exchange, the Nasdaq Global Market or the Nasdaq Capital Market;
•	may be listed in the “Pink Sheets” or the OTC Bulletin Board;
•
is issued by a company that has less than $5.0 million in net tangible assets (if it has been in business less than three years) or has less than $2.0 million in net tangible assets (if it has been in business at least three years); and

•	is issued by a company that has average revenues of less than $6.0 million for the past three years.

At any time the common stock qualifies as a penny stock, the following requirements, among others, will generally apply:

•
certain broker-dealers who recommend penny stock to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction prior to sale.

•
Prior to executing any transaction involving a penny stock, certain broker-dealers must deliver to certain purchasers a disclosure schedule explaining the risks involved in owning penny stock, the broker-dealer’s duties to the customer, a toll-free telephone number for inquiries about the broker-dealer’s disciplinary history and the customer’s rights and remedies in case of fraud or abuse in the sale.

•	In connection with the execution of any transaction involving a penny stock, certain broker-dealers must deliver to certain purchasers the following:
•	the broker-dealer’s compensation for the trade;
•	bid and offer price quotes and volume information;
•	the compensation received by certain salespersons for the trade;
•	monthly accounts statements; and

•	a written statement of the customer’s financial situation and investment goals.

Should a broker-dealer required to provide the above disclosure or fail to deliver such disclosure on the execution of any transaction involving a penny stock in violation of federal or state securities laws, you may be able to cancel your purchase and get your money back. In addition, if the stocks are sold in a fraudulent manner, you may be able to sue the persons and firms that caused the fraud for damages. If you have signed an arbitration agreement, however, you may have to pursue your claim through arbitration.
These requirements significantly add to the burden of the broker-dealer and limit the market for penny stocks. These regulatory burdens may severely affect our ability to create a market for our stock and the liquidity and market price for our common stock.

  A significant number of our shares will be eligible for sale and their sale or potential sale may depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. 20,192,600 shares of our common stock are currently outstanding, as of September 30, 2009. In addition, an aggregate of 4,893,589 shares of our common stock may be issued in the future upon exercise of currently outstanding warrants as of June 30, 2009, and 1,853,031 shares of our common stock may be issued in the future upon exercise of stock options or other awards granted and available for grant under our 2003 Stock Option/Stock Issuance Plan as of June 30, 2009.  As additional shares of our common stock become available for resale in the public market, the supply of our common stock will increase, which could decrease its price. Some or all of the shares of common stock may be offered from time to time in the open market under Rule 144, and these sales may have a depressive effect on the market for our shares of common stock. In general, a non-affiliates who have held restricted shares for a period of six months may sell our common stock into the market.

Our management and principal stockholders own a substantial amount of our common stock and have effective control of HemoBioTech, which may not always be in the best interests of all of our stockholders.

Our officers, directors and principal stockholders control approximately 63% of our outstanding common stock as of September  30, 2009. If these stockholders act together, they will be capable of controlling our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all our stockholders.

Investors of Bridge Notes may be forced to convert into shares of Common Stock earlier than anticipated.

The Company, at its option, may prepay the full principal amount of the Bridge Notes plus accrued and unpaid interest (in cash or in kind) at any time upon 20 days’ prior written notice.  During the 20 day notice period, Investors may convert their Bridge Notes into shares of Common Stock at a 25% discount to the then current market price.  In addition, Investors of Bridge Notes, unless earlier pre-paid or converted, shall be subject to Mandatory Conversion into the proposed Private Placement.  Thus, the Investors could be forced to convert their Bridge Notes at time when it may be disadvantageous to do so.  See Form of Promissory Note attached hereto as Item IV.

Some provisions of our certificate of incorporation and bylaws may deter takeover attempts, which may limit the opportunity of our stockholders to sell their shares at a favorable price.

We are governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware, an anti-takeover law enacted in 1988. In general, the law prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. “Business combination” is defined to include mergers, asset sales and certain other transactions resulting in a financial benefit to the stockholders. An “interested stockholder” is defined as a person who together with affiliates and associates, owns (or, within the prior three years, did own) 15% or more of a corporation’s voting stock. As a result of the application of Section 203, our potential acquirers may be discouraged from attempting to effect an acquisition transaction with us, thereby possibly depriving holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices under such transaction.

Some provisions of our executive officers’ employment agreements contain obligations of the company to make salary payments.

  In addition, certain provisions contained in the employment agreements with Dr. Bollon, our Chairman, President and Chief Executive Officer, and Mr. Rosenblum, our Chief Financial Officer, obligate us to make certain salary payments including if their employment is terminated without just cause or due to a disability. If Dr. Bollon’s employment is terminated without just cause or as a result of Dr. Bollon’s disability (which means Dr. Bollon’s inability to perform his duties under the agreement for three consecutive months due to injury, illness or disability (mental or physical), as determined by an independent physician selected by Dr. Bollon with our approval), we will be required to pay Dr. Bollon a severance payment equal to his base salary then in effect, payable in monthly installments until the expiration of the remainder of the term of his employment agreement or the expiration of 23 months, whichever is less. Dr. Bollon will be entitled to receive severance payments totaling not less than six months’ of his base salary. Similarly, if Mr. Rosenblum’s employment is terminated without just cause or as a result of Mr. Rosenblum’s disability, we will be required to pay Mr. Rosenblum a severance payment equal to his base salary then in effect, payable in monthly installments until the expiration of the remainder of the term of his employment agreement or the expiration of a fixed number of months, based on the number of years Mr. Rosenblum has been employed by us. Mr. Rosenblum will be entitled to receive severance payments totaling not less than six months’ of his base salary. The foregoing factors, together with the effective control of our outstanding common stock by our officers, directors and principal stockholders, may serve as an incentive for our officers and directors to discourage certain takeover transactions, possibly resulting in the entrenchment of management and consequently reducing the value of our common stock.  Dr. Bollon and Mr Rosenblum have agreed to amend their employment agreements as part of the Bridge Financing.

Anti-Takeover, Limited Liability and Indemnification Provisions

Certificate of Incorporation and By-laws. Under our certificate of incorporation, our
Board of Directors may issue additional shares of common or preferred stock.  Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management.  Specifically, if in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal was not in our best interest, shares could be issued by our Board of Directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

•	diluting the voting or other rights of the proposed acquirer or insurgent stockholder group,
•	putting a substantial voting block in institutional or other hands that might undertake to support the incumbent Board of Directors, or
•	effecting an acquisition that might complicate or preclude the takeover.

Our certificate of incorporation also allows our Board of Directors to fix the number of directors in the bylaws.  Cumulative voting in the election of directors is specifically denied in our certificate of incorporation.  The effect of these provisions may be to delay or prevent a tender offer or takeover attempt that a stockholder may determine to be in his or its best interest, including attempts that might result in a premium over the market price for the shares held by the stockholders.

Delaware Anti-Takeover Law.  We are subject to the provisions of Section 203 of the Delaware General Corporation Law concerning corporate takeovers.  This section prevents many Delaware corporations from engaging in a business combination with any interested stockholder, under specified circumstances.  For these purposes, a business combination includes a merger or sale of more than 10% of our assets, and an interested stockholder includes a stockholder who owns 15% or more of our outstanding voting stock, as well as affiliates and associates of these persons.  Under these provisions, this type of business combination is prohibited for three years following the date that the stockholder became an interested stockholder unless:

•	the transaction in which the stockholder became an interested stockholder is approved by the Board of directors prior to the date the interested stockholder attained that status;
•
on consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction was commenced, excluding those shares owned by persons who are directors and also officers; or

•
on or subsequent to that date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

This statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Limited Liability and Indemnification.  Our certificate of incorporation eliminates the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Delaware law.  This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission.  Our certificate of incorporation requires us to indemnify our directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law.

Under Delaware law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

•
conducted himself or herself in good faith, reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and

•	in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorneys fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding.  If the person is found liable to the corporation, no indemnification will be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.  Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us under the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ARTICLE IX
MISCELLANEOUS

9.1
Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, and to the Investor at his address indicated on the signature page of this Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

9.2
This Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

9.3
This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

9.4
Notwithstanding the place where this Agreement may be executed by any of the  parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the law of the State of Delaware. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in Delaware and they hereby submit to the exclusive jurisdiction of the courts of the State of Delaware with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the other.

9.5
This Agreement may be executed in counterparts. Upon the execution and delivery of this Agreement by the Investor, this Agreement shall become a binding obligation of the Investor with respect to the purchase of the purchased Bridge Units as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other subscribers and to add and/or to delete other persons as subscribers.

9.6
The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

9.7	It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

9.8
The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

9.9
The Company agrees not to disclose the names, addresses or any other information about the Investors, except as required by law, provided, that the Company may use information relating to the Investor in any registration statement under the Act with respect to the Bridge Units.

9.10
Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.

9.11
Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.  Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which each Investor or any of its officers, employees, or representatives is responsible.  The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

9.12
This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements, including any term sheet or memorandum of understanding relating to the transaction contemplated by this Agreement, existing between the parties hereto are expressly canceled.

9.13	Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Sections 9.3 and 9.13).

ARTICLE X
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this Agreement are certain statements which are not historical or current fact and constitute “forward-looking statements” within the meaning of such term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual financial or operating results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statement. Such forward-looking statements are based on our best estimates of future results, performance or achievements, based on current conditions and the most recent results of the Company.  In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “may,” “will,” “potential,” “opportunity,” “believes,” “belief,” “expects,” “intends,” “estimates,” “ anticipates” or “plans” to be uncertain and forward-looking.  The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission.  Consequently, all of the forward-looking statements made in this Agreement are qualified by these cautionary statements and there can be no assurance that the actual results anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business or operations.

ARTICLE XI
BLUE SKY LEGENDS

NASAA UNIFORM LEGEND

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE BRIDGE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

IN WITNESS WHEREOF, the parties have executed this Stock and Note Purchase Agreement as of the day and year set forth below.

(a)
Signature of Investor	Signature of Co-Investor

Printed Name of Investor	Printed Name of Co-Investor

Address of Investor	Address of Co-Investor

Social Security Number of Investor	Social Security Number of Co-Investor

(b) If Entity Investor:

By:

Name:
Title:

Address of Investor

Taxpayer Identification Number of Investor

(c) Number of Bridge Units	$ Amount of Investment

*If Investor is a Registered Representative with a FINRA member firm, have the following acknowledgement signed by the appropriate party:	Subscription Accepted: HemoBioTech, Inc.

The undersigned FINRA member firm acknowledges receipt of the notice required by Rule 3050 of the FINRA Conduct Rules.	By:
Arthur P. Bollon, Ph.D., President & Chief Executive Officer

Name of FINRA Member Firm

By:
Authorized Officer